Exhibit 99.1

FOR IMMEDIATE RELEASE

Marpai Inc. Announces Debt Restructuring Agreements with JGB Capital and AXA, Reducing Debt Service by $26.4 Million Through 2027 and Enhances Near term Liquidity

Debt restructuring aligns capital structure, with projected operational cash flows, and unlocks capital for growth

TAMPA, Fla. – July 20, 2026 – Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology, Third-Party Administration (“TPA”), and Pharmacy Benefit Management (“PBM”) services, today announced that it has entered into debt restructuring agreements with JGB Capital, in May 2026, and AXA S.A., in July 2026, its principal lenders. The transactions are intended to reduce near-term debt service expenditures, align debt service obligations more closely with expected cash flows, and provide the Company with greater financial flexibility.

The restructuring addresses the Company’s debt service profile, alleviates immediate liquidity pressures and provides the necessary runway to support operations and execute the Company’s business plan. The JGB Second Amendment Agreement, among other things, extended the maturity date of the Debentures issued pursuant to the JGB Purchase Agreement by one year to April 15, 2028, revised the amortization schedule set forth in the Debentures and provided for certain restructuring and exit payments. The AXA Second Amendment Agreement primarily restructures the timing of Marpai’s outstanding debt obligations to AXA, including replacing the prior repayment schedule with new minimum annual payments and extending the maturity by an additional year to December 31, 2029.

“The debt restructuring is an important step in aligning our capital structure with the needs of the business. “We appreciate the constructive engagement of JGB Capital and AXA throughout this process. We believe the revised debt service profile will provide additional flexibility as we continue to focus on execution, liquidity management and investment in the business. By reducing our near-term debt service by over twenty-six million dollars, we have unlocked vital financial capacity. This preserved capital is expected to enable investments, accelerate the development of our technology platform, allow the expansion of our market share, and support long-term enterprise growth,” said Damien Lamendola, CEO of Marpai.

About Marpai, Inc. Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA, PBM and value-oriented health plan services to employers that directly pay for employee health benefits. Marpai works to deliver the healthiest member population for the health plan budget through its Marpai Saves initiative. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://ir.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, we are using forward-looking statements when we discuss that the transactions are intended to reduce near-term debt service expenditures, align debt service obligations more closely with expected cash flows, and provide the Company with greater financial flexibility, that the restructuring addresses the Company’s debt service profile, alleviates immediate liquidity pressures and provides the necessary runway to support operations and execute the Company’s business plan and that the preserved capital is expected to enable investments, accelerate the development of the Company’s technology platform, allow the expansion of its market share, and support long-term enterprise growth. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Investor Relations contact:

Steve Johnson

steve.johnson@marpaihealth.com

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